                                                                     EXHIBIT 3.1

                                 CERTIFICATE OF
                      RESTATED ARTICLES OF INCORPORATION OF
                          CHECK TECHNOLOGY CORPORATION


         We the undersigned Roger D. McCumber and Thomas R. King, respectively the president and secretary of Check Technology Corporation, a corporation subject to the provisions of the Minnesota Business Corporations Act, do hereby certify that, pursuant to action taken by the directors of the Corporation at a regularly scheduled meeting thereof and a majority vote of the outstanding shares of the Corporation present in person or by proxy at an annual meeting thereof, the Corporation effective as of July 1, 1982 elected to become governed by Minnesota Statutes Ch. 302A and, in addition, approved and adopted the following Restated Articles of Incorporation to supercede and take place of the existing Articles of Incorporation.

                                    ARTICLE I

         The name of the Corporation is Check Technology Corporation

                                   ARTICLE II

         The registered office of this Corporation is located at 7660 Washington Avenue South, Eden Prairie, Minnesota 55344.

                                   ARTICLE III

         3.01 The aggregate number of shares of capital stock which this Corporation shall have the authority to issue is 10,000,000. All shares of common stock issued by the Company shall have a par value of $.10 per share.

         3.02 The board of directors may from time to time establish by resolution different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

         3.03 No shareholder of the Corporation shall have any preemptive rights.

         3.04 No shareholder shall be entitled to any cumulative voting rights.

         3.05 The shareholders shall take action by the affirmative vote of he holders of a majority of the voting power of all voting shares outstanding, except where a larger proportion is required by law, these articles or a shareholder control agreement.

                                   ARTICLE VI

         The name and address of the original incorporator of this Corporation is: Thomas R. King, 12 Evergreen Lane, St. Paul, Minnesota, 55110.

                                    ARTICLE V

         The names and addresses of the present board of directors are:

           Roger D. McCumber                      Burton M. Quint
           7660 Washington Avenue South           7660 Washington Avenue South
           Eden Prairie, MN  55344                Eden Prairie, MN  55344

           Anthony J. Adducci                     Donald W. Hewitt
           107 W. Pleasant Lake Road              7386 Washington Avenue South
           St. Paul, MN  55110                    Eden Prairie, MN  55344

           Mitzi Malevich                         Richard J. LaManna
           5601 Dewey Hill Road                   22 Hamilton Court
           Edina, MN  55435                       Whippany, NJ  07981

         IN WITNESS WHEREOF, we have hereunto set our hands this 1st day of July, 1982.


                                                  ------------------------------
                                                  Roger D. McCumber, President


                                                  ------------------------------
                                                  Thomas R. King, Secretary

         STATE OF MINNESOTA         )
                                    ) SS.
         COUNTY OF HENNEPIN         )

         Roger D. McCumber and Thomas R. King, being duly sworn on oath, depose and say that they are, respectively, the president and secretary of Check Technology Corporation, the corporation named in the foregoing certificate; that said certificate contains a true statement of the action of the shareholders and board of directors of said corporation; that said certificate is executed on behalf of said corporation by its express authority; and that they further acknowledge the same to be their free act and deed and the free act and deed of said corporation.

                                                  ------------------------------

                                                  ------------------------------

         Subscribed and sworn to before me this 1st day of July, 1982.



                                                  ------------------------------
                                                              Notary Public

                            ARTICLES OF AMENDMENT OF
                          CHECK TECHNOLOGY CORPORATION


I, the undersigned, Thomas H. Garrett III, the Secretary of Check Technology Corporation, a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, known as the Minnesota Business Corporation Act, do hereby certify that resolutions adopting a new Article VI of the Articles of Incorporation to read as set forth below were adopted pursuant to Section 302A.135, Minnesota Statutes, by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a meeting of the shareholders held on September 8, 1987.

                                   ARTICLE VI

                               Director Liability

                  No director of this Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability
                  (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under sections 302A.559 and 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived any improper personal benefit;
                  (v) for any act or omission occurring prior to the date when this provision becomes effective.

                  The provisions of this Article VI shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article.

                  If the Minnesota Statutes hereafter are amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Statutes, as so amended.

IN WITNESS WHEREOF, I have subscribed my name this 17th day of September, 1987.


                                                  ------------------------------
                                                  Thomas H. Garrett III
                                                  Secretary

STATE OF MINNESOTA                  )
                                    ) ss.
COUNTY OF HENNEPIN                  )

The foregoing instrument was acknowledged before me this 17th day of September, 1987 by Thomas H. Garrett III, the Secretary of Check Technology Corporation, a Minnesota corporation, on behalf of the Corporation.



                                                  ------------------------------
                                                  Notary Public

                              ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          CHECK TECHNOLOGY CORPORATION


         I, the undersigned, Robert M. Barniskis, the Chief Financial Officer of Check Technology Corporation (the "Company"), a corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, known as the Minnesota Business Corporation Act, do hereby certify that the resolutions hereinafter set forth was duly adopted by the affirmative vote of a majority of the shareholders present and entitled to vote on such matter at the Annual Meeting of the Shareholders of the Company held on March 21, 2002:

         RESOLVED, that Article I of the Company's Articles of Incorporation be and hereby is amended and replaced in its entirety with the following:

                  "The name of the corporation is Delphax Technologies Inc."

         RESOLVED FURTHER, that Section 3.01 of Article III of the Company's Articles of Incorporation be and hereby is amended and replaced in its entirety with the following:

                  "3.01 The total number of shares of stock which this corporation shall have authority to issue is 53,000,000 shares, of which 50,000,000 shares shall consist of Common Stock, par value $.10 per share, and 3,000,000 shares shall consist of Preferred Stock having such terms as are designated by the Board of Directors at the time or times such shares of Preferred Stock are issued."

         RESOLVED FURTHER, that a new Article VII be and hereby is as follows:

                                  "ARTICLE VII

                           The Board of Directors shall have the power, to the
                  extent permitted by law, to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to adopt, amend or repeal such Bylaws. Bylaws fixing the number of directors or their classifications, qualifications or terms of office, or prescribing procedures for removing directors or filling vacancies in the Board may be adopted, amended or repealed by shareholders only by the affirmative vote of the holders of 80% of the outstanding shares of Common Stock entitled to vote.

                           The number of directors shall be not less than one
                  and shall be established by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by a resolution adopted by the Board of Directors or by the holders of at least 80% of the outstanding shares of Common Stock entitled to vote. In case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes of directors as equally as possible as shall be determined by the Board of Directors or by the holders of at least 80% of the outstanding shares of Common Stock entitled to vote. The affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock entitled to vote at an election of directors may remove any or all of the directors from office at any time, with or without cause.

                           Notwithstanding any other provisions of these
                  Articles of Incorporation or the Bylaws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of at least 80% of outstanding shares of Common Stock entitled to vote shall be required to amend or repeal all or any portion of this Article VII or to adopt, amend or repeal any other provision of the Articles of Incorporation or Bylaws of the corporation so as to be inconsistent with or to contravene this Article VII."

         IN WITNESS WHEREOF, I have subscribed my name this 21st day of March, 2002.



                           -----------------------------------------------------
                           Robert M. Barniskis, Chief Financial Officer

                  CERTIFICATE OF DESIGNATION, PREFERENCES, AND
                     RIGHTS OF SERIES A JUNIOR PARTICIPATING
                               PREFERRED SHARES OF
                            DELPHAX TECHNOLOGIES INC.

         I, Thomas H. Garrett, III, the Secretary of Delphax Technologies Inc., a corporation organized and existing under the Business Corporation Act of the State of Minnesota, in accordance with the provisions of Section 302A.401 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the corporation, as amended, the Board of Directors effective March 22, 2002, adopted the following resolution creating a series of 250,000 Preferred Shares, $.10 par value, designated as Series C Junior Participating Preferred Shares:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this corporation in accordance with the provisions of its Restated Articles of Incorporation, as amended, a series of Preferred Stock of this corporation be, and it hereby is, created and that the designation and amount thereof and the relative rights and preferences of the shares of such series, are as follows:

         1. Designation and Amount. The shares of such series shall be designated as "Series C Junior Participating Preferred Shares" (the "Series C Preferred Shares"), and the number of shares constituting such series shall be Two Hundred Fifty Thousand (250,000). The number of shares constituting such series may, unless prohibited by the Articles of Incorporation or by applicable law of the State of Minnesota, be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series C Preferred Shares to a number less than the number of shares then outstanding plus the number of shares issuable upon the exercise of outstanding options, rights, or warrants, or upon the conversion of any outstanding securities issued by the corporation convertible into Series C Preferred Shares.

         2. Dividends and Distributions.

                  (i) The holders of Series C Preferred Shares, in preference to the holders of Common Shares and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series C Preferred Share, or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series C Preferred Share, or fraction thereof. In the event the corporation shall at any time after March 22, 2002 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series C Preferred Shares were entitled immediately prior to such event under such clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event, and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (ii) The corporation shall declare a dividend or distribution on the Series C Preferred Shares as provided in subparagraph (i) of this paragraph 2 simultaneously with its declaration of a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on a Series C Preferred Shares shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

                  (iii) Dividends shall begin to accrue and be cumulative on outstanding Series C Preferred Shares from the Quarterly Dividend Payment Date immediately preceding the date of issue of such Series C Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series C Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series C Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares outstanding at that time. The Board of Directors may fix a record date for the determination of holders of Series C Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

         3. Voting Rights. The holders of Series C Preferred Shares shall have the following voting rights:

                  (i) Subject to the provision for adjustment hereinafter set forth, each Series C Preferred Share shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after March 22, 2002 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series C Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event, and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (ii) Except as otherwise provided herein, in any other Certification of Designation, Preferences, and Rights creating a series of Preferred Stock or by law, the holders of Series C Preferred Shares and the holders of Common Shares and any other capital shares of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the corporation.

                  (iii) Except as otherwise provided herein or by law, the holders of Series C Preferred Shares shall have not special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares and any other capital stock of the corporation having general voting rights as set forth herein) for taking any corporate action.

         4. Certain Restrictions.

                  (i) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Shares as provided in paragraph 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series C Preferred Shares outstanding shall have been paid in full, the corporation shall not:

                           (a) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding
                  up) to the Series C Preferred Shares;

                           (b) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Shares, except dividends paid ratably on the Series C Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amount to which the holders of all such shares are then entitled;

                           (c) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series C Preferred Shares, provided that the corporation may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of stock of the corporation ranking junior (both as to dividends and upon liquidation, dissolution, or winding up) to the Series C Preferred Shares; or

                           (d) redeem or purchase or otherwise acquire for
                  consideration any Series C Preferred Shares, or any shares of stock ranking on a parity with the Series C Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (ii) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph (i) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

         5. Reacquired Shares. Any Series C Preferred Shares purchased or otherwise acquired by the corporation in any manner whatsoever shall constitute authorized but unissued Preferred Shares and may be reissued as part of the new series of the Preferred Stock by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation, Preferences, and Rights creating a series of Preferred Stock or as otherwise required by law.

         6. Liquidation, Dissolution, or Winding Up. Upon any liquidation, dissolution, or winding up of the corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series C Preferred Shares unless, prior thereto, the holders of Series C Preferred Shares shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distribute per share to holders of Common Shares, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series C Preferred Shares, except distributions made ratably on the Series C Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the corporation shall at any time after March 22, 2002 declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series C Preferred Shares were entitled immediately prior to such event under clause (a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event, and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         7. Consolidation, Merger, Exchange, etc. In case the corporation shall enter into any consolidation, merger, combination, statutory share exchange, or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money, and/or any other property, then in any such case the Series C Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, money, and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the corporation shall at any time after March 22, 2002 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series C Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event, and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         8. No Redemption. The Series C Preferred Shares shall not be redeemable.

         9. Rank. The Series C Preferred Shares shall rank junior in terms of dividend and liquidation, dissolution, and winding up rights to all other series of the corporation's Preferred Stock hereafter issued that specifically provide that they shall rank senior to the Series C Preferred Shares.

         10. Fractional Shares. Series C Preferred Shares may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series C Preferred Shares.

         IN WITNESS WHEREOF, I have executed this Certificate of Designation, Preferences, and Rights this 22nd day of March, 2002.



                                             -----------------------------------
                                             Thomas H. Garrett III, Secretary